Exhibit 99.1

PRESS RELEASE

Contacts:

J. Scott Kamsler, Sr. Vice President and CFO	For Release 4:00 p.m. EDT July 19, 2007
Thomas R. Melendrez, Executive Vice President
(510) 668-7000

Exar Corporation Reports Fiscal 2008 First Quarter Results

Highlights

• 9% Revenue Growth Over Fiscal 2007 Q4
• 30% Increase in Non-GAAP Net Income Over Fiscal 2007 Q4

Fremont, California, July 19, 2007 – Exar Corporation (NasdaqGM: EXAR), today reported financial results for its first quarter of fiscal 2008, ended June 30, 2007. Net sales for the first quarter of fiscal 2008 were $17.1 million, a 9% increase from $15.7 million for the prior quarter and a 6% decrease from $18.2 million for the same period last year.

Generally Accepted Accounting Principles (GAAP) Results

The gross margin for the first quarter of fiscal 2008 was 66.4% as compared to 66.0% in the prior quarter and 70.0% for the same period last year. The first quarter fiscal 2008 operating loss was $0.2 million, as compared to an operating loss of $2.8 million for the prior quarter and an operating loss of $0.6 million for the same period last year. Net income for the fiscal quarter ended June 30, 2007 was $4.6 million, or $0.13 diluted earnings per share, up sequentially from $1.3 million, or $0.03 diluted earnings per share, in the previous quarter and up from $2.0 million, or $0.06 diluted earnings per share, for the fiscal quarter ended June 30, 2006. Net income for the fiscal quarter ended June 30, 2007 included an income tax benefit of $1.9 million, or $0.05 diluted earnings per share, the result of a favorable conclusion of a federal tax audit.

During the first quarter of fiscal 2008 the Company’s cash, cash equivalents and marketable securities decreased by $2.5 million to $353.6 million. The Company repurchased $4.0 million, or approximately 293,000 shares, of its common stock in the open market during the quarter in connection with the Company’s 10b5-1 Share Repurchase Plan (“SRP”) which expired at the end of June 2007. The Company today announced that it had authorized a new 10b5-1 SRP which will allow the Company to use the remaining balance of $14.2 million under its original 2001 Share Purchase Program to acquire shares of its common stock in the open market.

Non-GAAP Results

The Company believes that Non-GAAP information referenced herein is important and valuable to stockholders to help them compare operating performance across reporting periods; however, this information is in no way a substitution for financial results defined under GAAP.

On a Non-GAAP basis, the gross margin for the first quarter of fiscal 2008 was 66.6% as compared to 66.1% in the prior quarter and 70.1% for the same period last year. The first quarter fiscal 2008 Non-GAAP operating income was $0.5 million, as compared to a Non-GAAP operating loss of $0.8 million for the prior quarter and Non-GAAP operating income of $1.1 million for the same period last year. Non-GAAP net income for the fiscal quarter ended June 30, 2007 was $3.3 million, or $0.09 diluted earnings per share, as compared to Non-GAAP net income of $2.5 million, or $0.07 diluted earnings per share, in the previous quarter, and up from Non-GAAP net income of $3.1 million, or $0.09 diluted earnings per share, in the first quarter of fiscal 2007.

“Our renewed investment in marketing/sales and focus on our customers’ requirements is starting to be rewarded,” remarked Richard L. Leza, interim president and chief executive officer. “We believe our results demonstrate increasing momentum across our core businesses in a challenging market environment,” stated Mr. Leza.

“I am pleased with the progress we made in our June 2007 quarter,” noted J. Scott Kamsler, senior vice president and chief financial officer. “We demonstrated progress in a number of key areas with solid revenue growth and achieved improved performance. In addition, we repurchased nearly 300,000 shares of our common stock and reduced outstanding common shares to 35.9 million,” stated Mr. Kamsler.

Product Summary

Industry Firsts

Again this quarter, the Company added industry-first solutions to its product portfolio, a single and dual-channel 8-bit Universal Asynchronous Receiver Transmitter (UART) with integrated RS-485 transceiver device family that supports data rates of up to 8Mbps. These ICs target industrial peripheral applications such as factory automation, Point-of-Sale (POS), and industrial networking systems, among others.

Serial Communications

Expanding its serial communications product range — one of the industry’s broadest UART offerings — Exar added three high performance (8Mbps), low voltage (1.62V) dual UARTs, or DUARTs. These devices address customer demand for lower power solutions in growing cost-sensitive consumer and portable systems, as well as Ethernet and network routers, cellular data devices and factory automation and process controls.

Network and Transmission

During the quarter, the Company added to its SATA Port Multiplier family, EXstor ™, with the addition of a high performance 1:2 eSATA port multiplier device. This solution addresses a wide variety of data storage environments including data management systems for consumer, industrial, and Small Medium Enterprise (SME) applications.

Also, Exar added two 8-channel feature-rich LIUs to its already extensive T/E solutions portfolio. Both devices are optimized for cost-sensitive applications such as wireless base stations, multi-service provisioning platforms, routers, and add-drop multiplexers.

Regulatory Compliance/Current Business Outlook

The Company is subject to the Securities and Exchange Commission’s requirements governing public company reporting obligations. The Company intends to provide its investors, financial analysts, and the general public with guidance each quarter in its earnings news release and its conference call. The Company will not provide any further guidance or updates on its performance during the quarter unless it does so in a news release, such as this one, or in such other manner that is compliant with Regulation FD and Regulation G, as the case may be, and other applicable laws, rules and regulations.

The Company reports its financial results in accordance with GAAP. Additionally, the Company from time to time supplements reported GAAP financials with Non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For all periods presented, we are disclosing Non-GAAP gross margin, Non-GAAP research and development expenses, Non-GAAP selling, general and administrative expenses, Non-GAAP operating expenses, Non-GAAP operating income (loss), Non-GAAP net income, and Non-GAAP diluted earnings per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, one-time charges or credits and the related income tax effects. These Non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the Non-GAAP presentation to exclude stock-based compensation, one-time charges or credits and the related income tax effects, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses GAAP financial statements and Non-GAAP financial statements that exclude stock-based compensation expense, one-time charges or credits and the related income tax effects in reviewing its financial results. The Company uses the foregoing Non-GAAP measures to compare performance to prior periods and determine certain employee benefits. These Non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The Company’s statements about its future financial performance are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described below. For the second quarter of fiscal 2008 ending September 30, 2007, the Company expects net sales of $17.7 million to $18.5 million.

Earnings Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the first quarter of fiscal 2008, today, Thursday, July 19, at 2:00 p.m. PDT/5:00 p.m. EDT. To access the conference call, please dial (800) 230-1059 by 1:50 p.m. PDT/4:50 p.m. EDT. In addition, a live webcast will also be available. To access the webcast, please go to the Exar investors’ homepage at: http://www.exar.com. A replay of the call will be available starting at 5:30 p.m. PDT/8:30 p.m. EDT the day of the call until 11:59 p.m. PDT on July 26, 2007 and 2:59 am EDT on July 27, 2007. To access the replay, please dial (800) 475-6701 and use conference ID number 880326.

Safe Harbor Statement

The Company’s statements about its future financial performance, proposed merger with Sipex Corporation, internal initiatives, relationship with Alcatel, distribution and OEM trends, among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global economic and industry conditions, such as the level of capital spending in the telecommunications and data communications markets; limited visibility associated with customer demand for network and transmission products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity or throughout constraints; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to option expensing; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 31, 2007.

About Exar

The Company designs, develops and markets high-performance, analog and mixed-signal silicon solutions for a variety of markets including networking, serial communications, and storage. Leveraging its industry-proven analog design expertise and system-level knowledge, the Company delivers to customers a wide array of technology solutions for current as well as next generation products. The Company is based in Fremont, CA, had fiscal 2007 revenues of $68.5 million, and employs approximately 230 people worldwide. For more information about the Company visit: http://www.exar.com.

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 30, 2007	MARCH 31, 2007	JUNE 30, 2006
Net sales	$17,101	$15,660	$18,231

Cost of sales:
Product cost of sales (a)	5,504	5,090	5,232
Amortization of purchased intangible assets	240	240	240

Total cost of sales	5,744	5,330	5,472

Gross profit	11,357	10,330	12,759

Operating expenses:
Research and development (a)	6,058	6,325	6,614
Selling, general and administrative (a) (b)	5,531	6,834	6,734

Total operating expenses	11,589	13,159	13,348

Loss from operations	(232)	(2,829)	(589)
Interest income and other, net	4,497	4,294	3,714

Income before income taxes	4,265	1,465	3,125
Provision (benefit) for income taxes (c)	(346)	210	1,121

Net income	$4,611	$1,255	$2,004

Earnings per share:
Basic earnings per share	$0.13	$0.03	$0.06

Diluted earnings per share	$0.13	$0.03	$0.06

Shares used in the computation of earnings per share:
Basic	35,998	36,254	35,807

Diluted	36,134	36,369	36,257

(a) Includes stock-based compensation expense determined under SFAS 123R:

Cost of sales	$28	$14	$25
Research and development	224	218	326
Selling, general and administrative	509	831	715

Total stock-based compensation	$761	$1,063	$1,066

(b)	Includes $1.0 million for the three months ended March 31, 2007 and $0.7 million for the three months ended June 30, 2006 in connection with the separation of the Company’s CEO and CFO, respectively.

(c)	Includes $1.9 million tax benefit for the three months ended June 30, 2007 in connection with the closure of a federal tax audit.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	JUNE 30, 2007	MARCH 31, 2007
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$353,571	$356,079
Accounts receivable, net	5,862	4,366
Inventories	4,714	4,779
Other current assets	6,987	6,071

Total current assets	371,134	371,295
Property, plant and equipment, net	24,630	25,404
Other long-term investments	2,925	2,670
Deferred income taxes, net (a)	8,376	10,602
Goodwill and intangible assets, net	10,375	10,641
Other non-current assets	1,697	562

Total assets	$419,137	$421,174

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities (a)	$8,985	$14,227
Long-term obligations (a)	853	191

Total liabilities	9,838	14,418
Total stockholders’ equity (a)	409,299	406,756

Total liabilities and stockholders’ equity	$419,137	$421,174

(a)	On April 1, 2007, Exar adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). Implementation of FIN 48 resulted in a $0.2 million adjustment to retained earnings, a $0.8 million reclassification from current taxes payable to long-term taxes payable and an additional $3.5 million reclassification from current taxes payable to reduce long-term deferred tax assets.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED
	JUNE 30, 2007	MARCH 31, 2007	JUNE 30, 2006
GAAP gross margin	66.4%	66.0%	70.0%
Stock-based compensation	0.2%	0.1%	0.1%

Non-GAAP gross margin	66.6%	66.1%	70.1%

GAAP research and development expenses	$6,058	$6,325	$6,614
Stock-based compensation	224	218	326

Non-GAAP research and development expenses	$5,834	$6,107	$6,288

GAAP selling, general and administrative expenses	$5,531	$6,834	$6,734
Stock-based compensation	509	831	715
Separation costs (a)	—	985	664

Non-GAAP selling, general and administrative expenses	$5,022	$5,018	$5,355

GAAP operating expenses	$11,589	$13,159	$13,348
Stock-based compensation	733	1,049	1,041
Separation costs (a)	—	985	664

Non-GAAP operating expenses	$10,856	$11,125	$11,643

GAAP operating loss	$(232)	$(2,829)	$(589)
Stock-based compensation	761	1,063	1,066
Separation costs (a)	—	985	664

Non-GAAP operating income (loss)	$529	$(781)	$1,141

GAAP net income	$4,611	$1,255	$2,004
Stock-based compensation	761	1,063	1,066
Separation costs (a)	—	985	664
Associated tax effect related to stock-based compensation and separation costs	(253)	(788)	(603)
Income tax benefit from the closure of federal tax audit (b)	(1,852)	—	—

Non-GAAP net income	$3,267	$2,515	$3,131

GAAP diluted earnings per share	$0.13	$0.03	$0.06
Stock-based compensation	0.02	0.03	0.03
Separation costs (a)	—	0.03	0.02
Associated tax effect related to stock-based compensation and separation costs	(0.01)	(0.02)	(0.02)
Income tax benefit from the closure of a federal tax audit (b)	(0.05)	—	—

Non-GAAP diluted earnings per share	$0.09	$0.07	$0.09

Note: certain amounts may not total due to rounding

(a)	Includes $1.0 million for the three months ended March 31, 2007 and $0.7 million for the three months ended June 30, 2006 in connection with the separation of the Company’s CEO and CFO, respectively.
(b)	Includes $1.9 million tax benefit for the three months ended June 30, 2007 in connection with the closure of a federal tax audit.